Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Craig Macnab, Chairman of the Board and Chief Executive Officer, certifies that (1) this Quarterly Report of National Retail Properties, Inc. (“NNN”) on Form 10-Q for the period ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (this “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in this Report fairly presents, in all material respects, the financial condition of NNN as of March 31, 2008 and 2007 and its results of operations for the quarters ended March 31, 2008 and 2007.

May 7, 2008		/s/ Craig Macnab
Date	Name:	Craig Macnab
	Title:	Chairman of the Board and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to NNN and will be retained by NNN and furnished to the Securities and Exchange Commission or its staff upon request.